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                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration No. 333-20549 on Form S-8 of Powerwave Technologies, Inc. of our report dated January 14, 1998, appearing in this Annual Report on Form 10-K of Powerwave Technologies, Inc. for the year ended December 28, 1997.

DELOITTE & TOUCHE LLP
Costa Mesa, California
February 27, 1998